Exhibit 24

THE PROCTER & GAMBLE COMPANY
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
Each undersigned officer and/or director of The Procter & Gamble Company, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint Jon R. Moeller, Chief Financial Officer of the Registrant, Teri L. List, Treasurer of the Registrant and Deborah P. Majoras, Secretary of the Registrant, as attorney of the undersigned, with the full power to execute and file:

(i)
the Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of Common Shares of the Registrant in connection with The Procter & Gamble Shareholder Investment Program (the “Plan”), as may be revised in accordance with the Company resolution entitled “Authorize Filing of S-3 Registration Statements for The Procter & Gamble Shareholder Investment Program and The Procter & Gamble U.K. Share Investment Scheme”;

(ii)	any and all replacement registration statements, prospectuses, amendments, including post-effective amendments, and exhibits to the Form S-3 Registration Statement; and

(iii)
any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-3 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney.

IN WITNESS WHEREOF, the undersigned have subscribed to the above as of October 11, 2011.

Signature	Title

/s/ Robert A. McDonald	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Robert A. McDonald

/s/ Jon R. Moeller	Chief Financial Officer (Principal Financial Officer)
Jon R. Moeller

/s/ Valarie L. Sheppard	Senior Vice President & Comptroller (Principal Accounting Officer)
Valarie L. Sheppard

/s/ Angela F. Braly	Director
Angela F. Braly

/s/ Kenneth I. Chenault	Director
Kenneth I. Chenault

/s/ Scott D. Cook	Director
Scott D. Cook

/s/ Susan Desmond-Hellmann	Director
Susan Desmond-Hellmann

/s/ W. James McNerney, Jr.	Director
W. James McNerney, Jr.

/s/ Johnathan A. Rodgers	Director
Johnathan A. Rodgers

/s/ Margaret C. Whitman	Director
Margaret C. Whitman

/s/ Mary Agnes Wilderotter	Director
Mary Agnes Wilderotter

/s/ Patricia A. Woertz	Director
Patricia A. Woertz

/s/ Ernesto Zedillo	Director
Ernesto Zedillo